MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
(Unaudited)

                            Three
                         Months Ended                   Year Ended
                         December 31,                  December 31,
Dollars in millions    1998       1997  Percent      1998       1997  Percent
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Consolidated Revenues
 MediaOne            $  627    $   602    4.2%    $ 2,467    $ 2,323    6.2%
 International            7          4   75.0          24         18   33.3
 Corporate & other(1)     9          9      -          30         78  (61.5)
                       ----------------            -----------------
Current Operations      643        615    4.6%      2,521      2,419    4.2%
 Domestic wireless        -        357    N/M         361      1,428    N/M
                       ----------------            -----------------
Total                $  643    $   972    N/M     $ 2,882    $ 3,847    N/M
                       ================            =================

Consolidated Operating
Cash Flow (2)
 MediaOne            $  235    $   239   (1.7)%   $   941    $   930    1.2%
International           (2)        (5)  60.0          (6)       (17)   64.7
 Corporate & other(1)   (36)       (47)  23.4        (140)      (159)  11.9
                       ----------------            ------------------
Current Operations      197        187    5.3%        795        754    5.4%
 Domestic wireless        -         98    N/M         148        533    N/M
                       ----------------            ------------------
Total               $   197    $   285   N/M      $   943    $ 1,287    N/M
                       ================            ==================

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(1) 1997 results include Thomson and Polska international
    directories, which have since been sold.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
N/M-Not meaningful due to the sale of the domestic wireless businesses.
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